UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2018

McGRATH RENTCORP

(Exact name of registrant as specified in its Charter)

California	0-13292	94-2579843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employee Identification No.)

5700 Las Positas Road, Livermore, CA 94551-7800

(Address of principal executive offices)

(925) 606-9200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 6, 2018, McGrath RentCorp (the “Company”) held its 2018 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the following proposals were voted on by the Company’s shareholders and the voting results are set forth below. The proposals are described in detail in the proxy statement for the Annual Meeting that the Company filed with the Securities and Exchange Commission on April 27, 2018.

Proposal 1. Election of Directors.

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
William J. Dawson	19,466,692	722,848	2,592,995
Elizabeth A. Fetter	19,860,102	329,438	2,592,995
Joseph F. Hanna	19,943,209	246,331	2,592,995
Bradley M. Shuster	17,093,842	3,095,698	2,592,995
M. Richard Smith	19,944,762	244,778	2,592,995
Dennis P. Stradford	19,401,479	788,061	2,592,995
Ronald H. Zech	19,721,658	467,882	2,592,995

Proposal 2. To ratify the appointment of Grant Thornton LLP as the independent auditors for the Company for the year ending December 31, 2018.

Votes For	Votes Against	Abstain	Broker Non-Votes
22,555,962	93,736	132,837	None

Proposal 3. To hold a non-binding, advisory vote to approve the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstain	Broker Non-Votes
19,909,870	113,428	166,242	2,592,995

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCGRATH RENTCORP

Dated: June 7, 2018

	By:	/s/ Kay Dashner
Kay Dashner
Vice President, Human Resources and Secretary

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